As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1967997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113

(Address of Principal Executive Offices, Including Zip Code)

CALYXT, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Debra Frimerman

General Counsel and Corporate Secretary

2800 Mount Ridge Road

Roseville, MN 55113

(Name and address of agent for service)

(651) 683-2807

(Telephone number, including area code, of agent for service)

Copies to:

Peter E. Devlin

Erik B. Lundgren

Jones Day

250 Vesey Street

New York, NY 10281 (212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 650,446 shares of common stock, par value $0.0001 per share, of Calyxt, Inc. (the “Company” or the “Registrant”) authorized for issuance pursuant to the Calxyt, Inc. 2017 Omnibus Incentive Plan, as amended, which is the same class as the securities previously registered for issuance thereunder on effective Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 20, 2017 (File No. 333-219382), May 9, 2019 (File No. 333-231336) and July 16, 2021 (File No. 333-257972) (collectively, the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)

the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the information in Part III incorporated therein by reference from the Company’s Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2022);

(b)	the Company’s Current Reports on Form 8-K filed on January 17, 2023; and

(c)	the description of the Company’s common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

In addition, all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2018).

5.1*	Opinion of Jones Day.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement filed with the SEC on April 6, 2021.

99.2	Calyxt, Inc. 2017 Stock Option Sub—Plan for French Employees and Directors (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333—218924)).

99.3	Form of Stock Option Agreement pursuant to the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q for the quarter ended June 30, 2020).

99.4	Form of Restrictive Stock Unit Agreement pursuant to the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q for the quarter ended June 30, 2020).

99.5	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019).

99.6	Calyxt, Inc. 2017 Restricted Stock Unit Sub-Plan for French Employees and Directors (incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333-218924)).

99.7	Form of Performance Stock Unit Agreement pursuant to the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2022)

99.8	Form of Restrictive Stock Unit Agreement pursuant to the Calyxt, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on March 2, 2023.

Calyxt, Inc.

By:	/s/ Michael A. Carr
Name:	Michael A. Carr
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Calyxt, Inc. hereby appoint each of William F. Koschak and Debra H. Frimerman as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 2, 2023.

Signature	Title	Date

/s/ Michael A. Carr	President, Chief Executive Officer and Director	March 2, 2023
Michael A. Carr	(Principal Executive Officer)

/s/ William F. Koschak	Chief Financial Officer	March 2, 2023
William F. Koschak	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yves J. Ribeill, Ph.D.	Board Chair and Director	March 2, 2023
Yves J. Ribeill, Ph.D.

/s/ Laurent Arthaud Laurent Arthaud	Director	March 2, 2023

/s/ Philippe Dumont	Director	March 2, 2023
Phillipe Dumont

/s/ Jonathan Fassberg Jonathan Fassberg	Director	March 2, 2023

/s/ Anna Ewa Kozicz-Stankiewicz Anna Ewa Kozicz-Stankiewicz	Director	March 2, 2023

/s/ Kimberly Nelson Kimberly Nelson	Director	March 2, 2023

/s/ Christopher Neugent Christopher Neugent	Director	March 2, 2023